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                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Software Development Systems, Inc.:

We consent to the inclusion of our report dated April 30, 1999, with respect to the consolidated balance sheet of Software Development Systems, Inc. and subsidiaries as of December 31, 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, in this Form 8-K/A of Integrated Systems, Inc.

/s/ KPMG LLP
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Chicago, Illinois
September 29, 1999